Exhibit 99.1

PRESS RELEASE

Blackbaud Adopts Stock Compensation Accounting Standard;
Increases 2016 Operating Cash Flows Expectations

Charleston, S.C. (October 24, 2016) - Blackbaud, Inc. (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced that it increased its full-year operating cash flow expectations for 2016 as a result of its early adoption of ASU 2016-09, Compensation - Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting (ASU 2016-09). The Company now expects its full-year cash flow from operations for 2016 to be $147.0 million to $157.0 million, up from $135.0 million to $145.0 million previously, and reaffirmed its previously announced non-GAAP revenue, non-GAAP income from operations, non-GAAP operating margins and non-GAAP diluted earnings per share expectations for 2016.

"We are maintaining our non-GAAP financial guidance while increasing cash flow from operations to account for the early adoption of ASU 2016-09," said Tony Boor, Blackbaud's executive vice president and CFO. “Our updated guidance indicates organic revenue growth acceleration, improved profitability and increased cash flow for the full-year when compared to 2015.”

Adoption of New Share-based Compensation Expense Accounting Standard
During the three months ended September 30, 2016, Blackbaud early adopted ASU 2016-09, which addresses, among other items, the accounting for income taxes and forfeitures, and cash flow presentation of share-based compensation. Under ASU 2016-09, excess tax benefits generated upon the settlement or exercise of stock awards are no longer recognized as additional paid-in capital but are instead recognized as a reduction to income tax expense. This change in accounting for income taxes is effective on a prospective basis as of the beginning of the 2016 fiscal year. Cash flows related to excess tax benefits are required to be presented as an operating activity rather than a financing activity. In addition, all cash tax payments made on an employee’s behalf for shares withheld upon vesting or settlement are required to be presented as a financing activity. Blackbaud adopted all amendments related to cash flow presentation on a retrospective basis.

The early adoption of ASU 2016-09 increased GAAP net income by $1.2 million for both the three months ended March 31, 2016 and June 30, 2016, respectively, and increased net cash provided by operating activities and net cash used in financing activities by $6.7 million and $4.1 million for the three months ended March 31, 2016 and June 30, 2016, respectively. The impacts of adoption are reflected in Blackbaud’s guidance and will be reflected in its results for the nine months ended September 30, 2016. In addition, retrospective application of the amendments related to cash flow presentation resulted in a $4.2 million increase in both net cash provided by operating activities and net cash used in financing activities for the nine months ended September 30, 2015. Blackbaud will provide more detailed information regarding the impact of the early adoption of ASU 2016-09 in its quarterly report on Form 10-Q for the quarter ended September 30, 2016.

Financial Outlook: Full-Year Financial Guidance

•	Non-GAAP revenue of $725.0 million to $740.0 million

•	Non-GAAP income from operations of $141.0 million to $147.0 million

•	Non-GAAP operating margin of 19.4% to 19.9%

•	Non-GAAP diluted earnings per share of $1.90 to $1.98

•	Cash flow from operations of $147.0 million to $157.0 million

PRESS RELEASE

Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to its most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from the company’s non-GAAP counterparts.

Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organization; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department.

Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, Blackbaud recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which Blackbaud believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.

Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect the Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

PRESS RELEASE

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community-nonprofits, foundations, corporations, education institutions, and individual change agents-Blackbaud connects and empowers organizations to increase their impact through software, services, expertise, and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and relationship management, digital marketing, advocacy, accounting, payments, analytics, school management, grant management, corporate social responsibility, and volunteerism. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, Ireland, and the United Kingdom. For more information, visit www.blackbaud.com.

Investor Contact
Mark Furlong
Director of Investor Relations
843-654-2097
Mark.furlong@blackbaud.com

3